                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 24, 1999

                           NEXELL THERAPEUTICS INC.
              (Exact name of registrant as specified in charter)


  DELAWARE                          0-19153                     06-1192468
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



          9 Parker, Irvine, CA                                      92618
 (Address of principal executive offices)                         (Zip code)


      Registrant's telephone number, including area code:  (949) 470-9011


                                Not applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------------------------------

     On November 24, 1999, Nexell Therapeutics Inc. (the "Registrant") entered into a Securities Agreement (the "Securities Agreement") with John Hancock Mutual Life Insurance Company, Metropolitan Life Insurance Company, Massachusetts Mutual Life Insurance Company, The Lincoln National Life Insurance Company, and certain of their affiliates (collectively, the "Purchasers"). Pursuant to the terms of the Securities Agreement, the Company issued and sold to the Purchasers, for an aggregate price of $63,000,000, 63,000 shares of newly-designated Series B Cumulative Convertible Preferred Stock of the Registrant (the "Series B Preferred Stock"), Put Rights (the "Put Rights") issued by Baxter International Inc. ("Baxter"), Class A Warrants of the Registrant (the "Class A Warrants"), and Class B Warrants of the Registrant (the "Class B Warrants"). The Registrant has used approximately $34,000,000 of the proceeds to retire convertible subordinated debentures held by Baxter and will use the remainder for general corporate purposes.

     Under the terms of the Registrant's Certificate of Designation filed with the Delaware Secretary of State on November 24, 1999 (the "Certificate of Designation") each share of the Series B Preferred Stock is convertible at the option of the holder at any time until November 24, 2006 (at which time conversion is automatic), into common stock of the Registrant ("Common Stock") at a price of $2.75 per share, subject to anti-dilution adjustment in certain circumstances. The Series B Preferred Stock is convertible, in the aggregate, into 22,909,091 shares of Common Stock (representing approximately 17.7% of pro forma fully-diluted shares outstanding, using the treasury method). Holders of Series B Preferred Stock do not have voting rights except as required by Delaware law and for certain matters specified in the Certificate of Designation. Cash dividends are payable on the Series B Preferred Stock at the rate of 3% of the liquidation preference, payable semi-annually. The other rights and preferences of the Series B Preferred Stock are set forth in the Certificate of Designation.

     The Put Rights provide the Purchasers with the ability to cause Baxter to purchase the Series B Preferred Stock from November 24, 2002 until November 24, 2004, unless terminated earlier under the circumstances described in the Put Right Certificate. The purchase price to be paid by Baxter would reflect a per annum compounded return to the Purchasers equal to 5.91%.

     The Class A Warrants are exercisable for 15 business days commencing November 24, 2004 (provided the Put Right has not been exercised), at an exercise price of $.01 per share, subject to anti-dilution adjustment in certain circumstances, into a number of shares of Common Stock, up to a maximum of 6,000,000 shares, that is dependent on the average of the last reported sale prices of the Common Stock for the 10 trading days preceding November 24, 2004. The maximum number of shares is issuable if the price of the Common Stock is $3.00 or less, and no shares are issuable if the price of the Common Stock is greater than $5.00. If the stock price is between $3.01 and $5.00, the number of shares that is issuable decreases by 1,000,000 for each $.50 increment that the stock price exceeds $3.00. The Class A Warrants may only be transferable together with the Series B Preferred Stock.

     The Class B Warrants are currently exercisable until December 16, 2004, for an aggregate of 3,000,000 shares of

                                       2
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Common Stock, at an exercise price of $3.00, subject to anti-dilution adjustment in certain circumstances.

     Under the terms of a Registration Rights Agreement dated November 24, 1999 between the Registrant and the Purchasers (the "Registration Rights Agreement"), the Registrant granted the Purchasers certain demand registration rights commencing November 24, 2002, as well as certain piggyback registration rights commencing currently.

     On November 24, 1999, the Registrant and Baxter entered into an agreement (the "Side Letter Agreement") to provide that the conversion price for the Series B Preferred Stock purchased by Baxter in the event the Put Rights are exercised (the "Put Series B Preferred Stock") would be adjusted on November 24, 2004 (or earlier, if 100% of the Series B Preferred Stock is put to Baxter) but only in the event that an amount in excess of $15,000,000 is purchased by Baxter, as follows: (i) for the Put Series B Preferred Stock in an amount up to $53,000,000 (computed on the basis of the liquidation preference for such stock) (the "Threshold"), the conversion price would be adjusted to equal the closing price of the Common Stock on the respective date or dates such Series B Preferred Stock was purchased by Baxter (including purchases below the $15,000,000 amount), less a 5% discount (subject to a floor price equal to the closing price of the Common Stock on November 24, 1999, unless shareholder approval is obtained if required by the rules of the Nasdaq Stock Market); (ii) for the Put Series B Preferred Stock in an amount in excess of the Threshold, then the conversion price would be adjusted to equal the closing price of the Common Stock on November 24, 1999. The dollar amount of the Put Series B Preferred Stock would be deemed to accrue interest (payable in kind in shares of Series B Preferred Stock) from the respective date or dates the Series B Preferred Stock is put to Baxter to the date the adjusted conversion price is determined, at a rate equal to the applicable three-year U.S. Treasury Note rate at the date of each such purchase, plus 100 basis points.

     In the event that the foregoing conversion adjustments would not be permissible under Delaware law, the Registrant has agreed to take such action as is appropriate to exchange the Put Series B Preferred Stock for an equal number of shares of a new series of preferred stock of the Registrant, having the identical terms, conditions, preferences and rights of the Series B Preferred Stock, except that it would bear the conversion price adjustment described above.

                                       3
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     The Registrant and Baxter also entered into a Put Agreement dated November
24, 1999 (the "Put Agreement") pursuant to which the parties made certain representations to each other, and agreed to take certain actions in connection with, and to provide for certain rights and remedies regarding the transactions contemplated by, the Securities Agreement.

     As a result of the issuance of the Class A Warrants and certain other recent transactions effected by the Registrant, the exercise price of the Registrant's outstanding warrants (the "1996 Warrants") to purchase Common Stock issued pursuant to a warrant agreement dated June 17, 1996 between the Registrant and American Stock Transfer & Trust Company as warrant agent that are listed on the Nasdaq Stock Market (NEXL W) has been adjusted from $1.50 per share to $1.354 per share; this has resulted in up to an additional 237,222 shares of Common Stock being issuable upon exercise of the original 2,199,993 1996 Warrants currently outstanding.


     For a complete description of the terms of the transactions described above, reference is made to the Securities Agreement, the Certificate of Designation creating the Series B Preferred Stock, the form of Put Right Certificate, the form of Class A Warrant, the form of Class B Warrant, the Registration Rights Agreement, the Side Letter Agreement and the Put Agreement attached as exhibits to this Current Report on Form 8-K.

     On November 29, 1999, the Registrant issued a press release related to the Securities Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     Attached as Exhibit 99.2 to this Current Report on Form 8-K is a pro forma balance sheet of the Registrant as of October 31, 1999, giving effect to the issuance and sale of the Series B Preferred Stock and retirement of the convertible subordinated debentures that had been held by Baxter.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------
c.   Exhibits.

2.6        Securities Agreement dated as of November 24, 1999 among the
           Registrant and the Purchasers named in Schedule I thereto (certain schedules are omitted and the Registrant agrees to furnish supplementally a copy of any schedule to the Commission upon

                                       4
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
           request).

3.1        Registrant's Amended and Restated Certificate of Incorporation dated
           July 10, 1990, as amended to date, including the Certificate of Designation filed with the Delaware Secretary of State on November
           24, 1999.

3.2        Registrant's Amended and Restated Bylaws.

4.9        Registrant's Certificate of Designation filed with the Delaware
           Secretary of State on November 24, 1999 creating the Series B
           Preferred Stock (included in Exhibit 3.1 above).

10.46      Form of Put Right Certificate.

10.47      Form of Class A Warrant.

10.48      Form of Class B Warrant.

10.49      Registration Rights Agreement dated as of November 24, 1999 among the
           Registrant and the Investors identified therein.

10.50      Side Letter Agreement dated as of November 24, 1999 among the
           Registrant, Baxter International Inc. and the other parties signatory thereto.

10.51 Put Agreement dated as of November 24, 1999 between the Registrant and Baxter International Inc.

99.1       Press Release of the Registrant dated November 29, 1999.

99.2       Pro forma Balance Sheet of the Registrant as of October 3, 1999.

                                       5
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEXELL THERAPEUTICS INC.
                                         (Registrant)


                                         By: /s/ William A. Albright, Jr.
                                             -------------------------------
                                         William A. Albright, Jr.
                                         Senior Vice President, Chief
                                         Financial Officer, Treasurer and
                                         Secretary


Dated: December 6, 1999

                                       6
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                               INDEX TO EXHIBITS

 Exhibit                                                                        Method of
   No.                             Description                                   Filing
 -------                           -----------                                  ---------
2.6           Securities Agreement dated as of November 24, 1999 among the    Filed herewith
              Registrant and the Purchasers named in Schedule I thereto       electronically
              (certain schedules are omitted and the Registrant agrees to furnish supplementally a copy of any schedule to the
              Commission upon request).

3.1           Registrant's Amended and Restated Certificate of                Filed herewith
              Incorporation dated July 10, 1990, as amended to date,          electronically
              including the Certificate of Designation filed with the
              Delaware Secretary of State on November 24, 1999.

3.2           Registrant's Amended and Restated Bylaws.                       Filed herewith
                                                                              electronically

4.9 Registrant's Certificate of Designation filed with the Delaware Secretary of State on November 24, 1999 creating the
              Series B Preferred Stock (included in Exhibit 3.1 above).

10.46         Form of Put Right Certificate.                                  Filed herewith
                                                                              electronically

10.47         Form of Class A Warrant.                                        Filed herewith
                                                                              electronically

10.48         Form of Class B Warrant.                                        Filed herewith
                                                                              electronically

10.49         Registration Rights Agreement dated as of November 24, 1999     Filed herewith
              among the Registrant and the Investors identified therein.      electronically

10.50         Side Letter Agreement dated as of November 24, 1999 among the   Filed herewith
              Registrant, Baxter International Inc., and the other parties    electronically
              signatory thereto.

10.51         Put Agreement dated as of November 24, 1999 between the         Filed herewith
              Registrant and Baxter International Inc.                        electronically

99.1          Press Release of the Registrant dated November 29, 1999.        Filed herewith
                                                                              electronically

99.2          Pro forma Balance Sheet of the Registrant as of October 31,     Filed herewith
              1999.                                                           electronically

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